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[GRAPHIC OMITTED]                                                  Exhibit 99.1
                         OCWEN FINANCIAL CORPORATION(R)
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FOR IMMEDIATE RELEASE           FOR FURTHER INFORMATION, CONTACT:
                                     MARK S. ZEIDMAN
                                     SENIOR VICE PRESIDENT & CFO
                                     T: 561/ 682-8600
                                     E: mzeidman@ocwen.com
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                           OCWEN FINANCIAL CORPORATION
                           ANNOUNCES EXECUTIVE CHANGES

WEST PALM BEACH, FL - (FEBRUARY 28, 2001) OCWEN FINANCIAL CORPORATION (NYSE:
OCN) ANNOUNCED SEVERAL CHANGES TO ITS EXECUTIVE TEAM.

FIRST, RONALD M. FARIS HAS BEEN PROMOTED TO PRESIDENT OF OCWEN FINANCIAL CORPORATION (THE "COMPANY") AND OCWEN FEDERAL BANK FSB ("OCWEN BANK"). HE REPLACES CHRISTINE A. REICH, WHO IS LEAVING THE COMPANY TO SPEND MORE TIME WITH HER FAMILY. MRS. REICH ALSO SERVED AS A DIRECTOR OF OCWEN BANK. MRS. REICH WILL CONTINUE TO SERVE AS A CONSULTANT TO THE COMPANY FOR A PERIOD OF TIME. MR. FARIS HAS BEEN WITH THE COMPANY SINCE 1991, AND HAS SERVED IN SEVERAL CAPACITIES, MOST RECENTLY AS EXECUTIVE VICE PRESIDENT RESPONSIBLE FOR THE LOAN SERVICING, RESIDENTIAL DISCOUNT LOAN AND UNSECURED COLLECTIONS BUSINESS UNITS.

ALSO, THE COMPANY ANNOUNCED THAT ROBERT E. KOE IS JOINING THE COMPANY AS MANAGING DIRECTOR OF OCWEN INTERNATIONAL. IN THIS CAPACITY HE WILL BE RESPONSIBLE FOR THE COMPANY'S INTERNATIONAL OPERATIONS. MR. KOE HAS SERVED ON THE BOARD OF DIRECTORS OF OCWEN BANK SINCE 1994, AND HAS PREVIOUSLY HELD SEVERAL POSITIONS AT THE COMPANY, MOST RECENTLY AS MANAGING DIRECTOR. MR. KOE HAS PREVIOUSLY SERVED AS VICE CHAIRMAN OF HELLER FINANCIAL INC. AND AS CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF UNITED STATES LEATHER, INC. MESSRS. FARIS AND KOE WILL REPORT TO WILLIAM ERBEY, CHAIRMAN AND CEO OF THE COMPANY AND OCWEN BANK.


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